                                                                    Exhibit 23.6

                     CONSENT OF U.S. BANCORP PIPER JAFFRAY

We hereby consent to the inclusion in the Registration Statement of IDX Systems Corporation ("IDX") relating to the proposed merger of EDiX Corporation with and into a wholly owned subsidiary of IDX, of our opinion letter appearing as Annex B to the Proxy Statements/Prospectus which is a part of the Registration Statement, and to the references of our firm name therein. In giving such consent, we do not thereby admit that we come within the category of person whose consent is required under Section 7 or Section 11 of the Securities Act of 1933, as amended, or the rules and regulations adopted by the Securities and Exchange Commission thereunder nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

By /s/ U.S. Bancorp Piper Jaffray
  -----------------------------
   U.S. Bancorp Piper
   Jaffray

Minneapolis, Minnesota

March 22, 1999